Exhibit 10.11.6

AMENDMENT NO. 9

TO

POWER CONTRACT

AMENDMENT NO. 9, dated as of the 17th day of November 2005, to the Power

Contract dated June 30, 1959, as heretofore amended and revised effective June 2, 1975, October 1, 1980, April 1, 1985, May 6, 1988, June 26, 1989, July 1, 1989, February 1, 1992, and June 1", 2003, between Yankee Atomic Electric Company ("Yankee"), a Massachusetts corporation, and d  ______________(“Customer”), a ______________ corporation (the “Power Contract”).

WITNESSETH

WHEREAS, pursuant to the Power Contract, Yankee supplied to the Customer and, pursuant to separate power contracts substantially identical to the Power Contract except for the names of the parties, to the other stockholders of Yankee, each of whom is contemporaneously entering into an amendment to its power contract which is identical hereto except for the necessary changes in the names of the parties, all of the capacity and electric energy available from the nuclear generating unit owned by Yankee at a site in Rowe, Massachusetts (such unit, together with the site and all related facilities owned by Yankee, being herein referred to as the "Plant"); and

WHEREAS, the parties to the Power Contract and the Federal Energy Regulatory Commission, which has regulatory jurisdiction over the Power Contract, have consistently recognized that the cost of the capacity and electric energy sold under the Power Contract necessarily included the costs of shutting down, removing from service and decommissioning the Plant after its useful life had ended and the parties have heretofore incorporated in the Power Contract provisions designed to achieve that result, whether or not the Plant produced electricity and whether or not the Plant operated for the full term of the Facility Operating License; and

WHEREAS, Section 6 of the Power Contract allows Yankee to collect its costs of decommissioning the Plant from the Customer and the other stockholders of Yankee through accruals to a reserve fund, with accruals made over a period extending to December 31, 2010; and

WHEREAS, Section 11 of the Power Contract provides that, upon authorization by its board of directors of a uniform amendment to all customer power contracts, Yankee shall have the right to amend the provisions of Section 6 of the Power Contract by serving an appropriate statement of such amendment upon the Customer and filing the same with the Federal Energy Regulatory Commission, and that the amendment shall thereupon become effective on the date specified therein, subject to any suspension order duly issued by such agency; and

WHEREAS, the estimated costs of completing the decommissioning of the Plant have increased such that Yankee has determined that additional funding under Section 6 of the Power Contract is required to pay for projected future decommissioning costs; and

WHEREAS, the parties to the Power Contract desire to amend Section 6 of the Power Contract to allow accruals to vary from month to month as stated in a rate schedule approved by the Commission so that the costs of decommissioning the Plant can be met through the fund.

NOW, THEREFORE, in consideration of the above, the parties hereto agree that the Power Contract is hereby amended as follows:

1.     Terms used herein and not defined shall have the meanings set forth in the Power Contract.

2.     Section 6 of the Power Contract is hereby amended as follows: The sentence "The levels of such accruals may vary from year to year, but for each such year the accruals will be collected in equal monthly installments" is deleted.

3.     This Amendment shall become effective as of the date first above written, subject to any suspension order duly issued by the Federal Energy Regulatory Commission.

4.     This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representative to execute this Amendment on their behalf as of the date first above written.

YANKEE ATOMIC ELECTRIC COMPANY	PURCHASER

_______________________________ Name: Michael E. Thomas Title: Vice President and CFO Address: YAEC 49 Yankee Road Rowe, MA 01367	____________________________ Name: Title: Address: